Exhibit 107

Calculation of Filing Fee Tables

F-1

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(Form Type)

Golden Sun Education Group Limited

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(Exact Name of Registrant as Specified in its Charter)

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(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	-	-	-	-	-	-	-	-	-	-	-	-
Fees Previously Paid	Equity	Class A ordinary shares, par value $0.0005 per share		5,439,500	US$ 5.00	US$ 27,766,750	US$ 109.10 per million dollars	US$ 3,030

Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts(3) (4)					US$ 27,766,750		US$ 3,030
	Total Fees Previously Paid							US$ 3,443
	Total Fee Offsets
	Net Fee Due							0

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”). Includes the offering price attributable to additional shares that Network 1 Financial Securities, Inc. (the “Underwriter”) has the option to purchase up to 660,000 Class A ordinary shares to cover over-allotments, if any.
(2)	Calculated pursuant to Rule 457(a) under the Securities Act, based on an estimate of the proposed maximum aggregate offering price.
(3)	In accordance with Rule 416(a), we are also registering an indeterminate number of additional Class A ordinary shares that shall be issuable pursuant to Rule 416 to prevent dilution resulting from share splits, share dividends or similar transactions.
(4)	The Registrant will issue to the underwriter warrants (the “Underwriter Warrants”) to purchase a number of Class A ordinary shares equal to an aggregate of 7.5% of the Class A ordinary shares sold in the offering. The exercise price of the Underwriter Warrants equals to 130% of the offering price of the Class A ordinary shares offered hereby. The Underwriter Warrants are exercisable within five (5) years from the date of commencement of sales of this offering at any time, and from time to time, in whole or in part. Includes warrants to purchase up to 379,500 Class A ordinary shares subject to the Underwriter’s over-allotment option.